Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications and Human Capital Officer

CNL Financial Group, Inc.

(407) 650-1223

CNL LIFESTYLE PROPERTIES BELIEVES VAIL RESORTS-BOOTH CREEK TRANSACTION

WILL STRENGTHEN NORTHSTAR-AT-TAHOE EXPERIENCE

— Vail Resorts Inc. to operate Northstar-at-Tahoe™ under net lease agreement —

(ORLANDO, Fla.) Nov. 2, 2010 – Vail Resorts Inc.’s acquisition of the leasehold interest at Northstar-at-Tahoe will improve the experience for skiers and visitors at the award-winning resort, strengthen marketing efforts and bring additional efficiencies of scale to the California ski area.

Through its purchase of the leasehold interest for $63 million from Booth Creek Resort Properties LLC, Vail Resorts (NYSE: MTN) has become the long-term tenant and operator of Northstar-at-Tahoe. The land and improvements, such as buildings, ski lifts and other facilities, are owned by CNL Lifestyle Properties.

“I am excited about the strength that Vail Resorts brings as a leading ski resort operator, and we are pleased to have the company as a tenant,” said Byron Carlock, president and CEO of CNL Lifestyle Properties Inc., a nontraded real estate investment trust (REIT) that owns Northstar-at-Tahoe and 21 other ski and mountain lifestyle properties. “Northstar-at-Tahoe skiers, and skiers at other Vail resorts, will be excited by the opportunity to ski more resorts through various season pass packages.”

Northstar-at-Tahoe has been one of the nation’s fastest growing ski resorts in the last few years, thanks to efforts by Booth Creek and CNL Lifestyle Properties to improve facilities, ski terrain, snowmaking and the guest experience at the resort.

“We are thrilled to have the opportunity to partner with CNL Lifestyle Properties and work together to continue enhancing the guest experience at Northstar-at-Tahoe Resort,” said Rob Katz, chairman and chief executive officer of Vail Resorts.

Vail Resorts also operates Heavenly Mountain Resort in South Lake Tahoe, as well as four leading ski resorts in Colorado – Vail, Beaver Creek, Breckenridge and Keystone.

CNL Lifestyle Properties Believes Vail Will Strengthen Northstar-at-Tahoe Experience/p. 2

About CNL Lifestyle Properties, Inc.

CNL Lifestyle Properties, Inc., formerly CNL Income Properties, Inc., is a real estate investment trust that owns a portfolio of 121 properties in the United States and Canada in the lifestyle and recreation sectors. Headquartered in Orlando, Fla., CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, golf, marinas and additional lifestyle properties. For more information, visit www.CNLLifestyleREIT.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding CNL Lifestyle Properties’ future financial position, business strategy, projected levels of growth, projected success of its tenants projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the CNL Lifestyle Properties’ management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to CNL Lifestyle Properties or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.